Exhibit 99.1

REVOCABLE PROXY

FIRST SENTRY BANCSHARES, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE ☒		1. To approve the Agreement and Plan of Merger dated as of November 13, 2017, by and among Wesbanco, Inc. (“WesBanco”), Wesbanco Bank, Inc., a wholly owned subsidiary of WesBanco, First Sentry Bancshares, Inc. (“First Sentry”), and First Sentry Bank, Inc., a wholly owned subsidiary of First Sentry, as may be amended from time to time (the “Merger Agreement”), which provides for, among other things, the merger of First Sentry with and into WesBanco.	For ☐	Against ☐	Abstain ☐

Special Meeting of Shareholders – [●], 2018 This Proxy is Solicited on Behalf of the Board of Directors and may be revoked prior to its exercise.		2. To approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the First Sentry special meeting to approve the proposal to approve the Merger Agreement.	For ☐	Against ☐	Abstain ☐

The undersigned hereby appoints Geoffrey S. Sheils and Mary A. McComas, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the right side of this proxy and upon any and all other matters that may properly be brought before such meeting, all shares of common stock that the undersigned would be entitled to vote at the Special Meeting of Shareholders of First Sentry Bancshares, Inc., to be held at [●] on [●], [●], 2018 at [●] p.m., local time, or any adjournments thereof, for the purposes set forth above.

Please be sure to sign and date this proxy in the box below.	Date	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. IF ANY MATTER SHALL PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THIS PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE ABOVE PROXIES, BASED UPON THE CONDITIONS THEN PREVAILING AND ANY RECOMMENDATION OF THE BOARD OF DIRECTORS.

Shareholder sign above – Co-holder (if any) sign above
If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.